EX-10


                               PURCHASE AGREEMENT

                  THIS AGREEMENT made this 26 day of May, 1998

         BETWEEN

                  GARTH JOHNSON. having a residence at 7645 Cambie Street, Vancouver, British Columbia, Canada, V6P 3H8

                  (known herein as "Johnson")

                                                    ON THE FIRST PART
         AND

                  CAN-EX MINERALS CORPORATION, a Nevada corporation with offices at 6395 Blazing Star Drive, Colorado Springs, Colorado, USA, 80922

                  (known herein as "Can-Ex")
                                                    ON THE SECOND PART

         WHEREAS:

         A. Johnson has under his control or will be staking and recording six hundred (600) hectares of mineral Claims located on salt flats known as Piedra Parada Salar in the Republic of Chile (herein called the "Project"), more particularly described on Schedule "A" attached hereto and made a part hereof.

         B. Can- Ex wishes to acquire the six hundred (600) hectares of the Project from Johnson as more fully described in Schedule "A" subject to the terms and conditions set forth below


         NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements herein contained and the sum of One
         Dollar ($1.00) paid to Johnson by Can-Ex (the receipt of which is hereby acknowledged), the parties thereto agree as follows:

        1.    DEFINITIONS

         1.01 In this Agreement, including the recitals and schedules hereto, unless there is something in the subject matter or context inconsistent therewith, the following words and expressions shall have the following meanings.

        (a) "Agreement" means this Purchase Agreement as amended from time to time;
        (b) "Claims" means those certain mineral claims more particularly described in

              Schedule "A" hereto;

        (c) "Conservator of Mines" is the equivalent of the Mining Recording Office;


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        (d)   "Gardner" is Harold Gardner, as associate of Johnson, who owns jointly with

              Johnson 1,200 hectares in the Project;

        (e) "Interest" means a ninety percent (98%) in the Project more tully described on Schedule "A"

        (f)   "Mensura" is the equivalent of legal survey of property;

        (g) "Other Tenements" means all surface rights or and to any lands within or outside the Property including surface rights held in fee or under lease, license, easement, right of way or other rights of any kind (and all renewals, extensions and amendments or substitutions thereof) acquired by or on behalf ofthe parties with respect to the Property;

        (h) "Project" means the twelve hundred (1,200) hectares under the control of Johnson and his associate, Gardner, known as the Constelacion Group 1 to 4 inclusive and more fully described on Schedule A; and

        (i) "Property" means the Project, and other interests as set out and more particularly described in Schedule "A" hereto and shall include any renewal thereof and any form of substitute or successor title thereto, and Other Tenements, and any other additional Claims acquired.


        2.    REPRESENTATIONS, WARRANTIES AND COVENANTS

        2.01  Johnson represents and warrants to Can-Ex that:

        (a)   he is the full age of eighteen (18) years;

        (b)   he is capable of managing his own affairs;

        (c) neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which he is a party;


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        (d)   the  execution and delivery of this  Agreement and the  agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents,

        (e) he and or his Chilean company, have a fifty percent (50%) interest in the Project with the other fifty percent (50%) being held by Gardner being the Constelacion Group 1 to 4 inclusive comprising some twelve hundred (1,200) hectares; and

        (f) the Project is free and clear of all liens and encumbrances and they will be transferred to Can Ex in good standing under the mining laws of Chile in that the inscription of Mensura will be filed with the Conservator of Mines

         2 02 Can-Ex represents and warrants to Johnson that:

        (a)   it  is  a  company  duly   incorporated,   organized  and  validly
subsisting under the laws of its incorporating jurisdiction,

        (b) it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

        (c) neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which it is a party; and (d) the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents.

         2.03 The representations, warranties and covenants hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and shall survive the acquisition of any interest in the Project by Johnson and Can-Ex and any loss, damage, cause of action and suits arising out of or in connection with any breach of any representation warranty, covenant, agreement or condition made by them and contained in this Agreement.


        3.    POSSESSION AND CONTROL

         3.01 Coincident with the execution of this Agreement, Can-Ex shall have exclusive possession and control of the Project during the term of this Agreement.


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

        4.    CONSIDERATION ASSUMED BY CAN-EX

         4.01 In consideration for the purchase herein, Can-Ex shall undertake the following on behalf of Johnson:

         a. Can-Ex shall pay to Johnson the cost of staking and recording of the Project, not to be less than six hundred (600) hectares, being mainly the Constelacion 2 and 4; the sum of eighty-five thousand dollars ($85,000) which will be paid in full by no later than June 30, 1998;

        b. Can-Ex will grant Johnson a three percent (3%) Net Smelter Royalty from the six hundred (600) hectares covering the Constelacion 2 and 4. Can-Ex shall have the right to purchase from Johnson the three percent (3%) Net Smelter Royalty for the sum of two million dollars ($2,000,000) at any time either prior to or during production of the Project and all royalty payments shall apply to reduce the $2,000,000 purchase price of the Net Smelter Royalty; and

        c. Can-Ex agrees to issue to Johnson eight hundred thousand (800,000) shares in its capital stock, of which six hundred and fifty thousand (650,000) shares will be subject to a Pooling Agreement which will be entered into separately into between Johnson and Can-Ex.


        5.    OBLIGATIONS OF JOHNSON

         5.01 In consideration for the payments noted under Section 4 above, Johnson hereby agrees to complete the following:

        a. Johnson shall forthwith commence and complete; staking, site engineering, the Mensura and filing the inscription of Mensura in the Conservator of Mines in the Republic of Chile, as more fully described under Schedule "B" of the key mineral claims, being the Constelacion 2 and 4, contiguous to the Piedra Parada mineral reserves at the recommendation of the geologist/owner of the Piedra Parada which are will cover not less than six hundred (600) hectares and will negotiate, on behalf of Can-Ex, the balance of the fifty percent (50%) of the Constelacion Group held by Gardner to obtain a total ownership percentage for Can-Ex of a ninety-eight percent (98%) interest in the Constelacion Group I to 4 inclusive;

        b. Johnson locates and records the title to the Project, indicated under 5.01(a) above, in his corporate name in Chile and will at all times work in the best interest of Can-Ex;


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

        c. Johnson agrees to transfer title to the Project to Can Ex within sixty (60) days of receiving the final cash payment indicated under 4.01(a) above;

        e. Upon completion of the recording into his corporate file, Johnson will transfer nintey-eight percent (98%) of the title to the Project to Can-Ex or a nominee of Can-Ex;

        f Johnson shall assist Can-Ex and its engineers by providing assistance and any and all geological and engineering documentation, including but not limited to maps, reports, assays, studies, available on the Project or its surrounding areas to dated that may be deemed necessary or beneficial for an underwriting and acceptable to the various regulatory bodies having f~ture jurisdiction over the affairs of Can-Ex; and.

        g. Johnson hereby agrees as a condition on signing this Agreement to immediately enter into a Pooling Agreement with Can-Ex regarding the issuance of six hundred and fifty thousand (650,000) shares under 4.01(c) above.


        6.    AREA OF INTEREST

         6.01 In respect to this Agreement the area of interest is defined in Schedule "A" all property within a twenty mile radius of the Project.. There is an obligation on the part of Johnson to forthwith give notice to Can-Ex of staking, leasing, purchasing or obtaining by other methods any interest in other mineral claims within the immediately or surrounding area of interest and grant immediately Can-Ex first right of refusal on the property and/or claims having been staked. The price to be paid by Can-Ex cannot exceed fifty percent (50%) of the cost incurred by Johnson to stake and record said property.


        7.    TERMINATION OF AGREEMENT

         7.01 This Agreement shall terminate:

        (a) if Johnson fails to transfer a 98% interest in the Project to Can-Ex, or its nominee, s described under Schedule "A";

        (b) if Can Ex fails to meet the terms and conditions in accordance with paragraphs 4.01; or

        (c) if either Johnson and/or Can-Ex gives notice in accordance with paragraph 9.


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        8.    TERMINATION PRIOR FINALIZATION OF AGREEMENT

         8.Ol At any time prior to the finalization of the terms and conditions of this Agreement, either Johnson and/or Can-Ex can terminate this Agreement, by giving ninety (90) days notice in writing to that effect to each other and on receipt of such notice by them, the Agreement shall be of no further force or effect unless Can-Ex has adhered to the majority of the terms and conditions indicated in 4 0 1 (a) whereby Johnson cannot unilaterally terminate this Agreement with the written consent of Can-Ex.


        9.    FORCE MAJEURE

         9.01 No party will be liable for its failure to perform any of its obligations under this Agreement due to a cause beyond its reasonable control (except those caused by its own lack of funds) including, but not limited to acts of God, fire, storm, flood, explosions, strikes, lockouts or other industrial disturbances, act of the public enemy, riots, laws, rules and regulations or orders of any duly constituted governmental authority, including environmental protection agencies, or nonavailability of materials or transportation

         9.02 All time limits imposed by this Agreement will be extended by a period of equivalent to the period of delay resulting from events described in paragraph 10.01 hereof but may not exceed ninety (90) days in total

         9.03 A party relying on the provisions of paragraph 10.01 hereof will take all reasonable steps to eliminate any of the events mentioned in 10.01 and, if possible, will perform its obligations under this Agreement as far as practical, but nothing herein will require such party to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted governmental authority or to complete its obligations under this Agreement if an event under 10 0 1 renders completion impossible.

        10.   NOTICE

         10.01 Any notice, direction, cheque or other instructions required or permitted to be given under this Agreement shall be in writing and may be given by the delivery of the same or by mailing the same by prepaid registered or certified mail or by sending the same by telegram, telex, telecommunication or other similar forms of communication including, facsimile, in each case addressed to the intended recipient at the address of the respective party set out on the front page hereof

         10.02 Any notice, direction, cheque or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered, arid if mailed, be deemed to have been given and received on the fifth business day following the day of mailing, except in the event of a


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disruption  of the postal  service in which  event  notice  will be deemed to be received only when actually received and, if sent by telegram, telex, fax machine, telecommunication or other similar form of communication, be deemed to have been given or received on the day it was so sent.

         10.03 Any party may at any time give to the other notice in writing of any changes or address of the party giving such notice and from and after the giving of such notice the address or addresses therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder

        11.    FURTHER ASSURANCES

        11.0.1 Each of the parties hereto shall from time to time and at all times do all such further acts and execute and deliver all further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement. For greater certainty this section shall not be construed as imposing any obligation on any party to provide guarantees.

        12.    ENTIRE AGREEMENT

        12.0.1 This Agreement embodies the entire agreement and understanding between Johnson and Can-Ex and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter hereof

        13.    AMENDMENT

        13.0.1 This Agreement may be changed orally but only by an agreement in writing, executed under seal, by the party or parties against which enforcement, waiver, change, modification or discharge is sought.


        14.    ARBITRATION

        14.01 If any question, differences or disputes shall arise between the parties in respect of any matters arising under this Agreement or in relation to the construction hereof the same shall be determined by the award of three arbitrators to be named as follows:

        (a) the party sharing one side of the dispute shall name an arbitrator and give notice thereof to the pay sharing the other side of the dispute;

        (b) the party sharing the other side of the dispute shall, within 14 days of receipt of the notice, name an arbitrator; and


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        (c)    the two arbitrators so named shall,  within 15 days of the naming of the latter of them, select a third arbitrator.

         The decision of the majority of these arbitrators shall be made within 30 days after the selection of the latter of them. The expense of the arbitration shall be borne equally by Johnson and Can Ex. If the parties on either side of the dispute fail to name an arbitrator within the time limit or proceed with the arbitration, the arbitrator named may decide the question The place of arbitration shall be Colorado Spring, Colorado, United States

        15.    RULES AGAINST PERPETUITIES

        15.01 If any right, power or interest of either Johnson or Can-Ex under this Agreement would violate the Rule against perpetuities, then such right, power and interest shall terminate at the expiration of 20 years after the death of the last survivor of all the lineal descendants of his late Majesty, King George V of England, living on the date of execution of this Agreement.

        16.    ENUREMENT

        16.01 This Agreement shall enure to the benefit and be binding upon the parties hereto and their respective successors and permitted assigns.

        17.    GOVERNING LAW

         17.01 This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada.


        18.    SEVERABILITY

        18.01 If any one or more of the provisions contained herein shall be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.


        19.    NUMBER AND GENDER

        19.01 Words used herein importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine and neuter genders, and vice versa, and words importing persons shall include firms and corporations


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                20.    HEADINGS

                 20.01 The division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

                21.    CURRENCY

                 21.01 Ml references to currency are stated in United States dollars

                22.    TIME OF THE ESSENCE

                 22.01 Time shall be of the essence in the performance of this Agreement


                 IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date, month and year first above written.


THE COMMON SEAL OF CAN-EX               )
MINERALS CORPORATION was                )
hereunto affixed in the presence of:    )
                                        )                 C/S
                                        )
/s/ William Larry Owen                  )
------------------------
(Authorized Signatory)                  )
                                        )
                                        )
/s/                                     )
------------------------
(Authorized Signatory)                  )

WITNESSED:
                                        )
/s/ Stacey Bligh                        )
------------------------
(Signature)                             )
                                        )
Stacey Bligh                            )       /s/ Garth Johnson
------------------------                        ------------------------
(Print Name)                            )           Garth Johnson
                                        )
250-1075 W. Georgia                     )
------------------------
(Address)                               )
                                        )
Vancouver, BC V6E3C9                    )
------------------------


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                                                                    SCHEDULE "A"

                              PIEDRA PARADA PROJECT

                                 MINERAL CLAIMS

         The  following  mineral  claims,  comprising  not less than six hundred
(600) hectares located in Region 111 which is located in the northern part of the Republic of Chile and known as the Piedra Parada mineral claims:








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                                                                    SCHEDULE "B"

                        RESPONSIBILITIES OF GARTH JOHNSON

         Upon completion of all boundary definitions combined with coordinates of a survey, Garth Johnson will undertake the following with the assistance of a Parito (land title expert)

Stage 1

-  preparation of a manifestation of the claims to be acquired;

-  file the manifestation in the local courthouse and pay the requisite fees,

- attend to the regional office (Region 111) and file the inscription in the Conservator of Mines,

- publish notice of the claims in the Mining Newspaper and pay initial claim taxes.


Stage 2:

-  Preparation of a Solicitud de Mensura and employing a mining engineer,

- file the Solicitud de Mensura in the local courthouse and pay the requisite fees;

-  publish the Solicitud de Mensura in the Mining Bulletin;

-  pay the fees of the sponsoring lawyer and mining engineer; and

-  pay the proportional annual property taxes.


Stage 3

- commence and complete on site engineering; the Mensura;

-  complete liluigs and paying fees in local courthouse;

-  publish Mensura details in the Mining Bulletin;

- attend to the regional office and file the Inscription ofMensura in the Conservator of Mines; and

-  pay the fees of the sponsoring lawyer and the engineering/survey fees.


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